Exhibit 99.1
GoPro Appoints Mick Lopez to Board of Directors
Mike Dennison and Emily Culp Nominated to Join Board of Directors

SAN MATEO, Calif., April 8, 2025 – Today, GoPro, Inc. (NASDAQ: GPRO) (“GoPro” or “Company”) is pleased to announce the appointment of Mick Lopez to GoPro’s Board of Directors, effective immediately.
“We are excited to welcome Mick Lopez to GoPro’s Board of Directors,” said Nicholas Woodman, GoPro’s founder and CEO. “He is an experienced CFO and board partner with strategic and financial governance expertise that will greatly benefit GoPro.”
Mr. Lopez, a seasoned financial expert, brings decades of executive experience to GoPro’s board and currently serves on the board of Zeekr Technologies. In addition to his extensive board experience, Mr. Lopez’s career highlights include leadership roles at Vista Outdoors, L3 Harris, IBM and Cisco Systems. He recently served as the CFO at Ribbon Communications.
“GoPro's commitment to helping the world capture and share itself in immersive and exciting ways resonates deeply with my own passion for technology's ability to connect people and amplify authentic storytelling,” said Mick Lopez. “GoPro's innovative spirit and dedication to pushing technological boundaries make joining their Board of Directors an especially compelling opportunity.”
In addition, GoPro has nominated two highly qualified candidates for election to its Board of Directors at the annual stockholder meeting to be held on June 3, 2025. The candidates bring a wealth of experience in technology, manufacturing, product, marketing and global supply chain.
The nominees include:
•Mike Dennison, CEO of Fox Factory Holding Corp. (NASDAQ: FOXF)
•Emily Culp, Chief Strategy & Brand Officer at BodyHealth.com, LLC
Mike Dennison, as CEO of Fox Factory Holding Corp., oversees more than ~$1.4B in business operations across twenty-nine locations globally. Mr. Dennison also serves on the board of directors of Fox Factory Holding Corp., Solo Brands, Inc. and K&N Holdco, LLC (K&N Filters), where he is Chairman of the Board.
Emily Culp serves as the Chief Brand and Strategy Officer of BodyHealth, a nutritional supplement company where she scaled revenues from the single teens to over $100M. Prior to her role at BodyHealth, Ms. Culp served as CEO of Cover FX Skincare Inc., a clean beauty brand. Ms. Culp is currently a board member at privately held companies Stio and Cordial.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.
GoPro has been recognized as an employer of choice by both Outside Magazine and U.S. News & World Report for being among the best places to work. Open roles can be found on our careers page. For more information, visit GoPro.com.
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GoPro, HERO and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
GoPro's Investor Relations and use of Social Media
GoPro announces financial information using various platforms, including but not limited to the Company's investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications on each of these platforms could be deemed material information. Investors and others are encouraged to review posts that the Company makes on platforms such as on Facebook, Instagram, LinkedIn, TikTok, X, and YouTube, as well as GoPro's investor relations website and blog, The Current.

Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as "anticipate," "believe," "estimate," "expect," "intend," "should," "will," "plan" and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this press release may include but are not limited to statements regarding the Board of Directors areas of focus and the Company’s expectations, beliefs, plans, strategies, business or financial prospects or outlook, future shareholder value, priorities or performance; and other statements that are not historical in nature. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to achieve our revenue growth or profitability in the future, and if revenue growth or profitability is achieved, the inability to sustain it; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets, inflation, and fluctuations in interest rates or currency exchange rates may adversely affect consumer discretionary spending and demand for our products; changes to trade agreements, trade policies, tariffs and import/export regulations which may negatively effect on our business and supply chain expenses; the fact that our goal to grow revenue and be profitable relies upon our ability to manage expenses and grow sales from our direct-to-consumer business, our retail partners, and distributors; our ability to acquire and retain subscribers; the risk that our sales fall below our forecasts, especially during the holiday season; the risk we fail to manage our operating expenses effectively, which may result in our financial performance suffering; the fact that our profitability depends in part on further penetrating our total addressable market, and we may not be successful in doing so; the risk we are able to reduce our operating expenses; the fact that we rely on sales of our cameras, mounts and accessories for substantially all of our revenue, and any decrease in the sales or change in sales mix of these products could harm our business; the risk that we may not successfully manage product introductions, product transitions, product pricing and marketing; our ability to achieve or maintain profitability if there are delays or issues in our product launches; the impact of competition on our market share, revenue and profitability; risks related to inventory, purchase commitments and long-lived assets; the risk that we will encounter problems with our distribution system; the threat of a security breach or other disruption including cyberattacks; the concern that our intellectual property and proprietary rights may not adequately protect our products and services; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2024, which is on file with the Securities and Exchange Commission (SEC). These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.